UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2020

AZURRX BIOPHARMA, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 Parkside Avenue Downstate Biotechnology Incubator, Suite 304 Brooklyn, New York	11226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 699-7855

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

NOT APPLICABLE
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 30, 2019 and January 6, 2020, each of which are incorporated herein by reference, AzurRx BioPharma, Inc. (the “Company”) commenced an offering on December 20, 2019 of (i) Senior Convertible Promissory Notes (each a “Note,” and together, the “Notes”) in the principal amount of up to $8.0 million to certain accredited investors (the “Investors”), and (ii) warrants (“Warrants”) to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), each pursuant to Note Purchase Agreements entered into by and between the Company and each of the Investors (the “NPAs”) (the “Note Offering”).

  On January 9, 2020, the Company issued Notes to additional Investors in the aggregate principal amount of $2,942,700 and Warrants to purchase an aggregate of up to 1,516,888 shares of Common Stock. Each Note has a maturity date that is nine months from the date of issuance, accrues interest at a rate of 9% per annum, and is convertible, at the option of the holder, into shares of the Company’s Common Stock at a price of $0.97 per share (the “Conversion Shares”), and the Warrants have an exercise price of $1.07 per share and expire five years from the date of issuance. In addition, Alexander Capital L.P. (“Alexander Capital”) received additional consideration for their role as Placement Agent at the same rate as was disclosed in the Company’s Current Report on Form 8-K filed on December 30, 2019.

In aggregate, the Company issued $6,904,000 principal amount of Notes convertible into 7,117,559 Conversion Shares and Warrants to purchase up to 3,558,795 shares of Common Stock to the investors in the Note Offering. A copy of the press release issued by the Company on January 13, 2020 regarding the Note Offering is attached hereto as Exhibit 99.1.

Proceeds from the Note Offering will be used for general working capital purposes, and to repay certain amounts due and payable to ADEC Private Equity Investments, LLC (“ADEC”), as previously disclosed in the Company’s Current Reports on Form 8-K filed on December 30, 2019 and January 6, 2020.

The issuance of the Notes, Warrants and the Placement Agent Warrants issued to Alexander Capital was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(a)(2) and/or Regulation 506 promulgated thereunder, as a transaction by an issuer not involving a public offering.

The foregoing description of the NPA, the Notes and the Warrants do not purport to be complete, and are qualified in their entirety by reference to the same, which documents were attached as exhibits to the Company’s Current Report on Form 8-K filed on December 30, 2019.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

Item 3.02  Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release issued by AzurRx BioPharma, Inc., dated January 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AzurRx BioPharma, Inc.

Date: January 13, 2020	By:	/s/ James Sapirstein
Name: James Sapirstein
Title: President and Chief Executive Officer